UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On December 31, 2008, First Bancshares, Inc. (“Company”), the holding company for First Home Savings Bank (“Bank”), announced that the Bank determined that there had been further adverse developments with respect to certain loans in the Bank’s portfolio.  The determination was made following a review of the Bank’s major loan credits. As a result of the review, the Company determined that it anticipates an increase its allowance of loan losses through an additional provision for loan losses charged to income of between $4.0 million and $4.5 million for the quarter ended December 31, 2008.  In addition, during the same period, the Bank recorded a $562,000 tax provision resulting from the decision to cash in the Bank’s investment in bank owned life insurance (“BOLI”). The additional provision for loan losses, net of provision for income tax, and the tax provision resulting from cashing in the BOLI will result in a decrease in the Company’s after tax earnings of between $3.1 million and $3.4 million and a decrease in diluted earnings per share by  an amount that is between $1.99 and $2.19 for the quarter ended December 31, 2008. For further information see the Company’s press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1           News Release of First Bancshares, Inc. dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	FIRST BANCSHARES, INC.

/s/Thomas M. Sutherland
Thomas M. Sutherland
Chief Executive Officer

Exhibit 99.1

News Release Dated December 31, 2008

FIRST BANCSHARES, INC. REPORTS INCREASE IN ITS PROVISION
FOR LOAN LOSSES AND TAX PROVISION ON CASHING OUT BOLI

Mountain Grove, Missouri (December 31, 2008) – First Bancshares, Inc. (NASDAQ - FstBksh: FBSI) (“Company”), the holding company for First Home Savings Bank, today announced that it currently anticipates an increase of between $4.0 million and $4.5 million in its allowance for loan losses through a provision charged to income for the quarter ended December 31, 2008.  This increase is attributable to a decline in market conditions in the Company’s primary market area and problems with 98 loans in its loan portfolio with principal balances totaling $18.7 million. Of this amount, 65 loans with principal balances totaling $12.6 million had not been on either the watch list or on the classified loan list at the end of November 2008, and 33 loans with principal balances totaling $6.1 million had been on either the watch list or the classified loan list at the end of November and were downgraded. Approximately 27% of the additional provision for loan losses relates to three borrowing relationships with principal balances totaling $4.2 million. The largest loan is a $2.8 million development loan secured by property in Springfield, Missouri. The second largest borrowing relationship consists of seven commercial business loans totaling $847,000 to related parties in Springfield, Missouri.

The increase in the allowance for loan losses was the result of an internal review commenced by the Company of the major loan credits in its loan portfolio following a change in management.  As a result, the Company’s classified loans are expected to increase from $5.4 million at September 30, 2008 to $13.5 million at December 31, 2008. In addition, it is anticipated that the Company’s watch list loans will increase from $6.0 million at September 30, 2008 to $11.1 million at December 31, 2008.  At December 31, 2008 the Company’s allowance for loan losses is expected to be between $7.0 million and $7.5 million or 4.5% and 4.8%, respectively of total loans.

Also during the quarter ended December 31, 2008, the Company recorded a $562,000 tax provision resulting from the decision to cash in the Bank’s investment in Bank Owned Life Insurance (“BOLI”) to increase its liquidity position and eliminate its exposure to BOLI.

As a result of the additional provision for loan losses, net of provision for income tax, and the tax provision resulting from cashing in the BOLI, the Company’s after tax earnings for the quarter ended December 31, 2008 will be reduced by between $3.1 million and $3.4 million and diluted earnings per share will be reduced by an amount that is between $1.99 and $2.19 for the quarter.

The Company has evaluated the regulatory capital ratios of the Bank and as of December 31, 2008 the Bank will continue to meet all applicable regulatory capital requirements and the Bank will continue to be “well capitalized” under applicable regulations.

The credit quality of the Company’s assets is affected by a number of factors, many of which are beyond its control, including local and national economic conditions and the possible existence of facts that are not known to the Company that adversely affect the likelihood of repayment of various loans in its loan portfolio and realization of the collateral upon default.  The Company continues to review its loan portfolio and no assurances can be given that additional provisions for loan losses will not be required in the future.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

Forward-looking statements.

The Company and its wholly-owned subsidiary, First Home Savings Bank may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; results of examinations by our regulators; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services’ laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Thomas M. Sutherland, Chief Executive Officer     (417) 926-5151